Exhibit 16.1
[Crowe Chizek and Company LLC Letterhead]
March 12, 2007
Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549
Ladies and Gentlemen:
We have read the comments made regarding us in Item 4 of Form 8-K of Newfield Exploration Company 401(k) Plan dated March 12, 2007 and filed March 12, 2007, and are in agreement with those statements.

/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC
Oak Brook, Illinois

cc:	Ms. Mona Leigh Bernhardt, Plan Administrator Newfield Exploration Company 401(k) Plan